U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Date of Report: September 7, 2004

                              MIKRON INFRARED, INC.
             (Exact name of registrant as specified in its charter)

         New Jersey                       0-15486               22-1895668
(State or other jurisdiction of       (Commission File         (IRS Employer
incorporation)                             Number)           Identification No.)

                   16 Thornton Road, Oakland, New Jersey 07436
              (Address and Zip Code of Principal Executive Offices)

                                 (201) 405-0900
                         (Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

At approximately 9:40 AM on September 7, 2004, the Registrant issued a press release announcing its earnings for the first nine months and third quarter of its fiscal year ending October 31, 2004. Such press release is furnished herewith as Exhibit 99.1.

The table of financial data included in the above-mentioned press release contained two errors: Cost of goods sold for the nine month period ended July 31, 2004 should have been disclosed as $8,805,214, instead of $9,899,208, as stated; and Total Costs and Expenses for the same period should have been disclosed as $16,661,182, instead of $17,755,176, as stated. The Registrant issued a corrected press release during the afternoon of September 7, 2004. Such corrected press release is furnished herewith as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

      The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

      (a)   Financial statements of businesses acquired -- none

      (b)   Pro forma financial information -- none

      (c)   Exhibits

      Number                           Description
      ------                           -----------

      99.1 Press release of Mikron Infrared, Inc. announcing its earnings for the first nine months and third quarter of its fiscal year ending October 31, 2004.

      99.2              Corrected press release of Mikron Infrared, Inc.
                        announcing its earnings for the first nine months and third quarter of its fiscal year ending October 31, 2004.


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

                                    Signature

      Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Mikron Infrared, Inc.


Dated: September 7, 2004             By:       /s/ Paul A. Kohmescher
                                         ---------------------------------------
                                         Paul A. Kohmescher, Vice President
                                         and Chief (Principal) Financial Officer


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